Collins Barrow
Chartered Accountants

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

February 6, 2012

John Cecil
Chair of the Audit Committee
Kallo Inc.
Toronto, Ontario

Dear Sir:

This is to confirm that the client-auditor relationship between Kallo Inc. (Commission File Number 000-53183) and Collins Barrow Toronto LLP has ceased.

Very truly yours,

Collins Barrow Toronto LLP

J.C. Sinclair
Partner

cc: Chief Accountant, Securities and Exchange Commission